UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 26, 2006

VENTAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10350 Ormsby Park Place, Suite 300, Louisville, Kentucky	40223
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (502) 357-9000

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 26, 2006, Ventas, Inc. (the “Company”), together with certain of its subsidiaries, as guarantors, and Ventas Realty, Limited Partnership, a wholly owned subsidiary of the Company (“Ventas Realty”), as borrower, entered into a Credit and Guaranty Agreement (the “Credit Agreement”) with Bank of America, N.A., as Administrative Agent, Issuing Bank and Swingline Lender, and the lenders referred to therein. The Credit Agreement provides for a $500 million senior unsecured revolving credit facility, which replaces the $300 million senior secured revolving credit facility provided under the Third Amended and Restated Credit, Security and Guaranty Agreement dated as of September 8, 2004 (the “Prior Credit Agreement”) among Ventas Realty, as borrower, the Company, as guarantor, and the lenders identified therein, including Bank of America, N.A., as Administrative Agent and Issuing Bank. Ventas Realty may increase its borrowing capacity under the Credit Agreement, subject to the satisfaction of certain conditions set forth therein, up to $600 million.

Borrowings outstanding under the Credit Agreement bear interest at a fluctuating rate per annum equal to an applicable percentage over (i) in the case of Eurodollar rate loans, a one-, two-, three- or six-month Eurodollar rate, at Ventas Realty’s option, or (ii) in the case of base rate loans, the higher of (x) the federal funds rate in effect for the relevant period plus 0.50% and (y) the annual rate of interest announced by Bank of America, N.A. as its “prime rate.” The applicable percentage is determined by reference to the Company’s consolidated total leverage ratio and ranges from 0.50% to 1.25% for Eurodollar rate loans and equals 0.00% for base rate loans. If Ventas Realty achieves an investment grade debt rating by either Standard & Poor’s Ratings Services or Moody’s Investors Service, then Ventas Realty may elect to convert to a ratings-based pricing grid.

As of April 26, 2006, Ventas Realty had $132 million of outstanding borrowings and $225,000 of outstanding letters of credit under the Credit Agreement.

Ventas Realty’s obligations under the Credit Agreement are guaranteed by the Company and certain of its other subsidiaries identified therein.

The Credit Agreement matures on April 26, 2009 but may be extended, at Ventas Realty’s option, subject to the satisfaction of certain conditions set forth in the Credit Agreement, for an additional period of one year. Loans outstanding under the Credit Agreement may be repaid from time to time without premium or penalty, other than customary breakage costs, if any, with respect to Eurodollar rate loans.

The Credit Agreement imposes various restrictions on Ventas Realty, the Company and the other guarantors, including restrictions pertaining to: (i) liens; (ii) investments; (iii) the incurrence of additional indebtedness; (iv) mergers, sales of assets and dissolutions; (v) certain dividend, distribution and other payments; (vi) permitted businesses; (vii) transactions with affiliates; (viii) agreements limiting certain guarantees or liens; and (ix) the maintenance of certain consolidated total leverage, secured debt leverage and unsecured leverage ratios, consolidated fixed charge and unencumbered interest coverage ratios and minimum consolidated adjusted net worth.

The Credit Agreement contains usual and customary events of default. If a default occurs and is continuing, Ventas Realty may be required to repay all amounts outstanding thereunder.

The foregoing description is qualified by reference in its entirety to the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

Item 2.02. Results of Operations and Financial Condition.

On May 1, 2006, the Company issued a press release announcing its results of operations for the quarter ended March 31, 2006.

A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated in this Item 2.02 by reference.

The press release states that the Company’s normalized funds from operations (“FFO”) for the quarter ended March 31, 2006 were $57.5 million, or $0.55 per diluted share, as compared to $40.7 million, or $0.48 per diluted share, for the quarter ended March 31, 2005. The Company’s net income for the first quarter of 2006 was $29.1 million, or $0.28 per diluted share, as compared to $27.6 million, or $0.32 per diluted share, for the comparable period in 2005.

The press release also states that the Company expects its normalized FFO for the year ending December 31, 2006 to be between $2.23 and $2.25 per diluted share, updated from its previous guidance of $2.20 to $2.23 per diluted share. The Company expects its net income for 2006 to be between $1.14 and $1.16 per diluted share.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s and its subsidiaries’ expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements, which speak only as of the date on which they were made.

The Company’s actual future results and trends may differ materially depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. Factors that may affect the Company’s plans or results include without limitation: (a) the ability and willingness of the Company’s operators, tenants, borrowers and other third parties to meet and/or perform the obligations under their various contractual arrangements with the Company; (b) the ability and willingness of Kindred Healthcare, Inc. (together with its subsidiaries, “Kindred”), Brookdale Living Communities, Inc. (together with its subsidiaries, “Brookdale”) and Alterra Healthcare Corporation (together with its subsidiaries, “Alterra”) to meet and/or perform their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities under the Company’s respective contractual arrangements with Kindred, Brookdale and Alterra; (c) the ability of the Company’s operators, tenants and borrowers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities, including without limitation their existing credit facilities; (d) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions or investments, including those in different asset types and outside the United States; (e) the nature and extent of future competition; (f) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s cost of borrowing; (h) the ability of the Company’s operators to deliver high quality care and to attract patients; (i) the results of litigation affecting the Company; (j) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete; (k) the Company’s ability to pay down, refinance, restructure, and/or extend its indebtedness as it becomes due; (l) the movement of interest rates and the resulting impact on the value of and the accounting for the Company’s interest rate swap agreement; (m) the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; (n) final determination of the Company’s taxable net income for the year ended December 31, 2005 and for the year ending December 31, 2006; (o) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases and the Company’s ability to relet its properties on the same or better terms in the event such leases expire and are not renewed by the existing tenants; (p) the impact on the liquidity, financial condition and results of operations of the Company’s operators, tenants and borrowers resulting from increased operating costs and uninsured liabilities for professional liability claims, and the ability of the Company’s operators, tenants and borrowers to accurately estimate the magnitude of such liabilities; and (q) the value of the Company’s rental reset right with Kindred, which is dependent on a variety of factors and is highly speculative. Many of such factors are beyond the control of the Company and its management.

Item 2.03. Creation of a Direct Financial Obligation of an Obligation under an Off-Balance Sheet Arrangement.

The description of the Credit Agreement set forth under “Item 1.01. Entry into a Material Definitive Agreement” above and Exhibit 10.1 to this Current Report on Form 8-K are incorporated in this Item 2.03 by reference. Such description is qualified by reference in its entirety to such exhibit.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits:

Exhibit Number	Description
10.1	Credit and Guaranty Agreement, dated as of April 26, 2006, among Ventas Realty, Limited Partnership, as borrower, Ventas, Inc. and the other guarantors named therein, Bank of America, N.A., as Administrative Agent, Issuing Bank and Swingline Lender, and the lenders identified therein.

99.1	Press release issued by the Company on May 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date: May 1, 2006	By:	/s/ T. Richard Riney
T. Richard Riney
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Credit and Guaranty Agreement, dated as of April 26, 2006, among Ventas Realty, Limited Partnership, as borrower, Ventas, Inc. and the other guarantors named therein, Bank of America, N.A., as Administrative Agent, Issuing Bank and Swingline Lender, and the lenders identified therein.

99.1	Press release issued by the Company on May 1, 2006.